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                                                                     EXHIBIT 4.6

                                                                [EXECUTION COPY]

                               AMENDMENT NO. 1 TO
                                 TRUST AGREEMENT

                  AMENDMENT NO. 1 TO TRUST AGREEMENT, dated as of November 18, 2003 (this "Amendment"), between DC FUNDING INTERNATIONAL, INC., a Delaware corporation, as Transferor (in such capacity, the "Transferor"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as Owner Trustee (in such capacity, the "Owner Trustee").

                             PRELIMINARY STATEMENTS

                  WHEREAS, the Transferor and the Owner Trustee are parties to a Trust Agreement dated as of July 1, 2002 (the "Agreement");

                  WHEREAS, Section 10.1 of the Agreement provides that the Transferor and the Owner Trustee may amend the Agreement from time to time, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in the Agreement or to add any other provisions with respect to matters or questions raised under the Agreement which shall not be inconsistent with the provisions of the Agreement; and

                  WHEREAS, the parties hereto desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the mutual agreements contained herein, each party agrees as follows for the benefit of the other party and for the benefit of the Noteholders:

                  Section 1. Definitions. All terms used in the Preliminary Statements or elsewhere in this Amendment that are defined in the Agreement have the meanings assigned to them therein, except to the extent such terms are amended or modified in this Amendment.

                  Section 2. Amendment of Section 3.2. Section 3.2 of the Agreement is hereby amended by deleting such section in its entirety and by substituting the following therefor (solely for convenience, changed text is italicized):

                           Section 3.2 Exchangeable Transferor Certificate. Transferor shall execute, and Owner Trustee shall authenticate and deliver to Transferor, a certificate substantially in the form of
         Exhibit 3.2 (the "Exchangeable Transferor Certificate"). The Exchangeable Transferor Certificate shall represent an undivided beneficial interest in the Trust Estate subject to the lien of the Notes created pursuant to the Indenture, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Holder of the Exchangeable Transferor Certificate.

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                  Section 3. Amendment of Exhibits. The Agreement is hereby
amended by adding as Exhibit 3.2 to the Agreement the exhibit attached as
Exhibit 3.2 to this Amendment.

                  Section 4. Incorporation of Agreement. The Agreement as amended by this Amendment is hereby incorporated by reference and forms a part of this instrument with the same force and effect as if set forth in full herein. In the event that any term or provision contained herein shall conflict or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Amendment shall govern. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by this Amendment.

                  Section 5. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement and this Amendment shall be read, taken and construed as one and the same instrument.

                  Section 6. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      -2-

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                  IN WITNESS WHEREOF, the Transferor and the Owner Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                           DC FUNDING INTERNATIONAL, INC.,
                                              as Transferor

                                           By: /s/ Philip J. Dunn
                                               -------------------------------
                                                 Name:  Philip J. Dunn
                                                 Title: President

                                           WILMINGTON TRUST COMPANY,
                                              not in its individual capacity but
                                              solely as OwnerTrustee

                                           By: /s/ Patricia A. Evans
                                               -------------------------------
                                                 Name:  Patricia A. Evans
                                                 Title: Assistant Vice President

FNANB Bankcard Portfolio Sale
Amendment No. 1 to Trust Agreement
November 18, 2003

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                                   Exhibit 3.2
                   Form of Exchangeable Transferor Certificate

                                [TO BE ATTACHED]